EXHIBIT 23.1

1900 NW Corporate Blvd., Suite 210 East
Boca Raton, Florida 33431
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

SHERB & CO., LLP

Offices in New York and Florida

Certified Public Accountants

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the reference to our firm under the caption "Experts" on Form 8-K and to the incorporation of our report dated January 2, 2007, with respect to the financial statements of Elite Fx, Inc. for the year ended December 31, 2005 and for the period April 23, 2004 (inception) through December 31, 2004.

                        /s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

February 1, 2007